Exhibit 5.1

Morgan, Lewis & Bockius LLP
Counselors at Law

1701 Market Street
Philadelphia, PA 19103-2921
215-963-5000
Fax: 215-963-5299

August 4, 2003

Corporate Office Properties Trust
8815 Centre Park Drive, Suite 400
Columbia, MD 21045

Re:	Corporate Office Properties Trust Registration Statement on Form S-3

Ladies and Gentlemen:

        This opinion is furnished in connection with the filing of the subject Registration Statement on Form S-3 (the "Registration Statement") pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Act"), relating to the registration of $9,952,994 in amount of preferred shares of beneficial interest, $0.01 par value (the "Preferred Shares"), of Corporate Office Properties Trust, a real estate investment trust (the "Company"). The Preferred Shares may be offered by the Company from time to time at prices and on terms to be determined at the time of offering pursuant to the Registration Statement.

        In connection with rendering this opinion, we have examined the Company's Registration Statement on Form S-3 (File No. 333-71807), as amended, filed by the Company with the Securities and Exchange Commission on November 1, 2000 (the "Shelf Registration Statement"); the prospectus included in the Shelf Registration Statement (the "Prospectus"); the Amended and Restated Declaration of Trust, as amended, and the Bylaws of the Company, as in effect on the date hereof; such records of trust proceedings of the Company as we have deemed material; and such other certificates, receipts, records and documents as we considered necessary for the purposes of this opinion. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as certified, photostatic or facsimile copies, and the authenticity of the originals of such copies. We have further assumed that:

(a)
There will be no changes in applicable law between the date of this opinion and any date of issuance or delivery of the Preferred Shares to be issued;

(b)
At the time of delivery of the Preferred Shares to be issued, all contemplated additional actions shall have been taken and the authorization of the issuance of the Preferred Shares to be issued will not have been modified or rescinded;

(c)
The issuance, execution and delivery of the Preferred Shares to be issued will not violate any then applicable law or result in a default under, breach of, or violation of any provision of any instrument or agreement then binding on the Company, or any restriction imposed by any court or governmental body having jurisdiction over the Company;

(d)
The consideration received or proposed to be received in connection with the offer and sale of any offering of Preferred Shares as contemplated by each of the Registration Statement, the Prospectus, and any applicable supplement or supplements to the Prospectus (each, a "Prospectus Supplement") is not less than the par value per share; and

(e)
The aggregate number of Preferred Shares that would be outstanding after the issuance of any Preferred Shares, together with the number of Preferred Shares previously issued and outstanding and the number of Preferred Shares previously reserved for issuance upon the conversion or exchange of other securities issued by the Company, does not exceed the number of then-authorized Preferred Shares.

        Based upon the foregoing, we are of the opinion that when and if (i) the definitive terms of any offering of Preferred Shares have been duly established, in accordance with resolutions of the Board of Trustees of the Company authorizing the issuance and sale of the Preferred Shares, and (ii) those Preferred Shares so offered have been duly issued or delivered in the manner and for the consideration contemplated by each of the Registration Statement, the Prospectus and the applicable Prospectus Supplement, those Preferred Shares will be validly issued, fully paid and nonassessable.

        We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our Firm under the heading "Legal Matters" in the Shelf Registration Statement. In giving such opinion, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

Morgan, Lewis & Bockius LLP